EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement pertaining to the 1995 Employee Stock Purchase Plan, as amended, of Indevus Pharmaceuticals, Inc. of our report dated February 16, 2007, with respect to the financial statements and schedule of Valera Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Metropark, NJ

October 1, 2007